Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FOURTH QUARTER AND FULL YEAR ENDED SEPTEMBER 30, 2015

•	Total revenue declined 2.0% or was up 6.2% in constant currency for the full year
•	Digital revenue grew 3.6% or was up 10.0% in constant currency for the full year
•	OIBDA for the full year was $436 million versus $340 million in the prior year
•	Net loss for the full year was $88 million versus $303 million in the prior year
•	Total revenue declined 2.7% or was up 7.3% in constant currency for the quarter
•	Digital revenue grew 10.6% or was up 19.8% in constant currency for the quarter
•	OIBDA for the quarter was $113 million versus $107 million in the prior-year quarter
•	Net loss for the quarter was $23 million versus $24 million in the prior-year quarter

NEW YORK, New York, December 10, 2015—Warner Music Group Corp. today announced its fourth-quarter and full-year financial results for the period ended September 30, 2015.

“We had an excellent year” said Stephen Cooper, Warner Music Group’s CEO.  “We’ve topped the charts with break-out talent, legendary songwriters and global superstars.  As the first music major to report streaming revenue exceeding download revenue, we’ve continued to lead the digital transformation, helping us to achieve four consecutive years of revenue growth in our combined recorded music digital and physical business.  We’ve outperformed the industry and we are well positioned to build on our success this coming year and beyond.”

“Our fourth-quarter and full-year results are impressive” added Eric Levin, Warner Music Group’s Executive Vice President and CFO. We stayed focused on cost and cash management throughout the year and saw significant improvement in key financial metrics. As I reflect on my first full year at the company, I’m pleased by our progress and excited by our potential.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	% Change	For the Twelve Months Ended September 30, 2015	For the Twelve Months Ended September 30, 2014	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$750	$771	-3%	$2,966	$3,027	-2%
Digital revenue	333	301	11%	1,239	1,196	4%
Operating income	37	24	54%	127	19	-
Adjusted operating income⁯(1)	45	40	13%	156	138	13%
OIBDA(1)	113	107	6%	436	340	28%
Adjusted OIBDA(1)	121	123	-2%	465	459	1%
Net loss	(23)	(24)	4%	(88)	(303)	71%
Adjusted net loss (1)	(15)	(8)	-88%	(59)	(184)	68%
Net cash provided by operating activities	104	89	17%	222	130	71%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Total revenue declined 2.7% or was up 7.3% in constant currency.  Domestic revenue rose 5.8% and international revenue declined 7.7% or was up 8.6% in constant currency.  Prior to intersegment eliminations, domestic and international revenue represented 41.4% and 58.6% of total revenue, respectively, compared to 38.1% and 61.9% of total revenue, respectively, in the prior-year quarter, predominantly due to exchange rates.  In Recorded Music, growth in digital and artist services and expanded-rights revenue was offset by declines in physical and licensing revenue, largely due to exchange rates.  In Music Publishing, growth in digital and synchronization revenue was offset by declines in performance and mechanical revenue, with exchange rates also a major driver.  Revenue growth in the U.S. and China in Recorded Music was more than offset by currency-related revenue declines in certain European markets in Recorded Music and Music Publishing.  Digital revenue grew 10.6%, or 19.8% in constant currency, and digital revenue represented 44.4% of total revenue compared to 39.0% in the prior-year quarter.  Growth in digital revenue continues to be driven by streaming services.

Operating income was $37 million compared to $24 million in the prior-year quarter.  OIBDA increased to $113 million from $107 million in the prior-year quarter and OIBDA margin rose to 15.1% from 13.9% in the prior-year quarter.  The increase in operating income, OIBDA and OIBDA margin was the result of lower PLG-related expenses, revenue mix and the benefit of ongoing cost-containment initiatives.  Adjusted OIBDA was $121 million versus $123 million in the prior-year quarter and Adjusted OIBDA margin was 16.1% compared with 16.0% in the prior-year quarter.

Net loss was $23 million compared to $24 million in the prior-year quarter and Adjusted net loss was $15 million compared to $8 million in the prior-year quarter.

Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss) exclude the impact of PLG-related expenses and expenses related to cost-containment initiatives.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss).

As of September 30, 2015, the company reported a cash and equivalents balance of $246 million, total long-term debt of $2.994 billion and net debt (total debt including the current portion minus cash) of $2.748 billion.  There was no balance outstanding on the company’s revolver at the end of the quarter.

Cash provided by operating activities was $104 million compared to $89 million in the prior-year quarter.  The increase in cash provided by operating activities primarily reflects improved operating results and the benefit of working capital management.  Free Cash Flow, defined below, was $88 million compared to $26 million in the prior-year quarter.  The largest factors impacting Free Cash Flow in the quarter were the near absence of costs related to the company’s 2014 headquarters move and lower cash paid for investments than in the prior-year quarter.

Full-Year Results

Total revenue declined 2.0% or was up 6.2% in constant currency.  In Recorded Music, growth in digital and licensing revenue was offset by declines in physical and artist services and expanded-rights revenue, largely due to exchange rates.  In Music Publishing, growth in digital and synchronization revenue was offset by declines in mechanical and performance revenue, with exchange rates also a major driver.  Domestic revenue rose 2.6% and international revenue declined 4.7% or rose 8.6% in constant currency.  Prior to intersegment eliminations, domestic and international revenue represented 39.3% and 60.7% of total revenue, respectively, compared to 37.5% and 62.5% of total revenue, respectively, in the prior year, primarily due to the impact of exchange rates.  Revenue growth in Recorded Music in the U.S., U.K., Latin America, Spain and China was more than offset by currency-related revenue declines in Recorded Music and Music Publishing in Japan and certain European markets.  Digital revenue grew 3.6% or 10.0% in constant currency, and represented 41.8% of total revenue, compared to 39.5% in the prior year.

Operating income was $127 million up from $19 million in the prior year.  Operating margin was 4.3% versus 0.6% in the prior year.  Adjusted operating margin rose 0.7 percentage points to 5.3% from 4.6% in the prior year. OIBDA was $436 million, up 28.2% from $340 million in the prior year and OIBDA margin rose 3.5 percentage points to 14.7% from 11.2% in the prior year. Adjusted OIBDA rose 1.3% to $465 million and Adjusted OIBDA margin rose 0.5 percentage points to 15.7% from 15.2% in the prior year.  The improvement in Adjusted OIBDA and Adjusted OIBDA margin was related to revenue mix and cost-containment initiatives.

Net loss was $88 million compared to $303 million in the prior year.  Adjusted net loss was $59 million compared to $184 million in the prior year, reflecting improved operating results and lower interest expense versus the prior year as well as a loss on extinguishment of debt only in the prior year.  Net debt (total debt minus cash) at the end of the fiscal year was $2.748 billion versus $2.873 billion at the end of the prior year and the company’s interest expense declined by $22 million to $181 million versus $203 million in the prior year.  The reduction was primarily driven by lower interest rates as a result of the company’s refinancing in fiscal 2014.

Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss) exclude the impact of PLG-related expenses, expenses related to the company’s headquarters move and expenses related to cost-containment initiatives.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss).

Cash provided by operating activities was $222 million compared to $130 million in the prior year.  Free Cash Flow was $127 million, compared to negative $25 million in the prior year.  The largest factors impacting Free Cash Flow were improved operating results, lower cash interest, lower capital expenditures, and lower cash paid for investments than in the prior year.  Capital expenditures were $63 million for the fiscal year, down from $76 million in the prior year. The largest drivers of the decrease were lower PLG-related costs and lower costs related to the company’s 2014 headquarters move, which were partially offset by continued investments in IT systems.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	% Change	For the Twelve Months Ended September 30, 2015	For the Twelve Months Ended September 30, 2014	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$631	$644	-2%	$2,501	$2,526	-1%
Digital revenue	306	275	11%	1,145	1,103	4%
Operating income	21	4	-	151	31	-
Adjusted operating income⁯(1)	29	20	45%	170	140	21%
OIBDA(1)	77	64	20%	379	267	42%
Adjusted OIBDA(1)	85	80	6%	398	376	6%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Recorded Music revenue was down 2.0% or up 7.9% in constant currency.  Growth in digital and artist services and expanded-rights revenue was offset by declines in physical and licensing revenue.  The revenue decline was largely related to exchange rates and physical revenue.  Digital revenue grew 11.3%, or 20.5% in constant currency, driven by strength in streaming revenue, and represented 48.5% of total Recorded Music revenue compared to 42.7% in the prior-year quarter.  Domestic Recorded Music digital revenue was $157 million or 59.9% of total domestic Recorded Music revenue versus 52.4% in the prior year.  Major sellers in the quarter included Ed Sheeran, Iron Maiden, Furious 7 soundtrack, Meek Mill and David Guetta.

Operating income was $21 million up from $4 million in the prior-year quarter and operating margin was up 2.7 percentage points to 3.3% versus 0.6% in the prior-year quarter.  Adjusted operating income rose 45.0% to $29 million and Adjusted operating income margin rose 1.5 percentage points to 4.6% from 3.1% in the prior-year quarter.  OIBDA rose 20.3% to $77 million versus $64 million in the prior-year quarter, with OIBDA margin up 2.3 percentage points to 12.2% versus 9.9% in the prior-year quarter.  Recorded Music Adjusted OIBDA was up 6.3% to $85 million and Adjusted OIBDA margin rose 1.1 percentage points to 13.5% from 12.4% in the prior-year quarter due to revenue growth.

Full-Year Results

Recorded Music revenue declined 1.0% or was up 7.2% in constant currency.  Growth in digital and licensing revenue was offset by declines in physical and artist services and expanded-rights revenue, primarily driven by exchange rates.  All revenue segments saw growth in constant currency.  Recorded Music digital revenue grew 3.8%, or 10.3% in constant currency, and represented 45.8% of total Recorded Music revenue versus 43.7% in the prior year. Domestic Recorded Music digital revenue was $576 million, or 58.8% of total domestic Recorded Music revenue, versus 57.0% in the prior year.  Major sellers included Ed Sheeran, Pink Floyd, David Guetta, Furious 7 soundtrack and Michael Bublé.

Recorded Music operating income was $151 million versus $31 million in the prior year and operating margin was 6.0% versus 1.2% in the prior year.  Recorded Music Adjusted operating income rose 21.4% to $170 million and Adjusted operating margin rose 1.3 percentage points to 6.8% from 5.5% in the prior year.  Recorded Music OIBDA grew 41.9% and OIBDA margin improved 4.6 percentage points to 15.2%.  Recorded Music Adjusted OIBDA improved 5.9% to $398 million and Recorded Music Adjusted OIBDA margin expanded by 1.0 percentage point to 15.9% driven by revenue growth.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	% Change	For the Twelve Months Ended September 30, 2015	For the Twelve Months Ended September 30, 2014	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$123	$130	-5%	$482	$517	-7%
Digital revenue	28	26	8%	99	97	2%
Operating income	41	49	-16%	77	94	-18%
OIBDA(1)	58	68	-15%	146	166	-12%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Music Publishing revenue declined 5.4% or was up 5.1% in constant currency.  Growth in digital and synchronization revenue was offset by declines in mechanical and performance revenue, primarily related to currency.

Music Publishing operating income declined 16.3% to $41 million and operating income margin declined 4.4 percentage points to 33.3% from 37.7% in the prior-year quarter.  Music Publishing OIBDA declined 14.7% to $58 million from $68 million in the prior-year quarter while Music Publishing OIBDA margin declined 5.1 percentage points to 47.2% from 52.3% in the prior-year quarter driven by revenue decline and in part by a one-time item in the prior-year quarter.

Full-Year Results

Music Publishing revenue declined 6.8% or was up 1.3% in constant currency.  Growth in digital and synchronization revenue was offset by declines in performance and mechanical revenue. Digital revenue represented 20.5% of total Music Publishing revenue versus 18.8% in the prior year.

Music Publishing operating income was $77 million down 18.1% from $94 million in the prior year and operating margin was 16.0%, down 2.2 percentage points from 18.2% in the prior year.  Music Publishing OIBDA declined 12.0% to $146 million, while Music Publishing OIBDA margin was 30.3%, down 1.8 percentage points from 32.1% in the prior year, driven by revenue decline and in part by a one-time item in the prior year.

Financial details for the fiscal year can be found in the company’s Annual Report on Form 10-K, for the period ended September 30, 2015, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros., Warner Classics, Warner Music Nashville and Word, as well as Warner/Chappell Music, one of the world's leading music publishers, with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution of material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to September 30, 2015 and September 30, 2014 relate to the periods ended September 25, 2015 and September 26, 2014, respectively.  For convenience purposes, the company continues to date its financial statements as of September 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Twelve Months Ended September 30, 2015 versus September 30, 2014
(dollars in millions)

	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$750	$771	-3%
Cost and expenses:
Cost of revenue	(375)	(393)	5%
Selling, general and administrative expenses	(274)	(287)	5%
Amortization expense	(64)	(67)	5%
Total costs and expenses	$(713)	$(747)	5%
Operating income	$37	$24	54%
Interest expense, net	(45)	(46)	2%
Other expense, net	(9)	(1)	-
Loss before income taxes	$(17)	$(23)	26%
Income tax expense	(6)	(1)	-
Net loss	$(23)	$(24)	4%
Less: Income attributable to noncontrolling interest	-	(2)	100%
Net loss attributable to Warner Music Group Corp.	$(23)	$(26)	12%

	For the Twelve Months Ended September 30, 2015	For the Twelve Months Ended September 30, 2014	% Change
	(audited)	(audited)
Revenue	$2,966	$3,027	-2%
Costs and expenses:
Cost of revenue	(1,511)	(1,570)	4%
Selling, general and administrative expenses	(1,073)	(1,172)	8%
Amortization expense	(255)	(266)	4%
Total costs and expenses	$(2,839)	$(3,008)	6%
Operating income	$127	$19	-
Loss on extinguishment of debt	-	(141)	100%
Interest expense, net	(181)	(203)	11%
Other expense, net	(21)	(4)	-
Loss before income taxes	$(75)	$(329)	77%
Income tax (expense) benefit	(13)	26	-
Net loss	$(88)	$(303)	71%
Less: Income attributable to noncontrolling interest	(3)	(5)	40%
Net loss attributable to Warner Music Group Corp.	$(91)	$(308)	70%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at September 30, 2015 versus September 30, 2014
(dollars in millions)

	September 30,	September 30,
	2015	2014	% Change
	(audited)	(audited)
Assets
Current assets:
Cash and equivalents	$246	$157	57%
Accounts receivable, net	349	383	-9%
Inventories	42	39	8%
Royalty advances expected to be recouped within one year	130	102	27%
Deferred tax assets	52	46	13%
Prepaid and other current assets	60	55	9%
Total current assets	$879	$782	12%
Royalty advances expected to be recouped after one year	195	190	3%
Property, plant and equipment, net	220	227	-3%
Goodwill	1,632	1,661	-2%
Intangible assets subject to amortization, net	2,514	2,884	-13%
Intangible assets not subject to amortization	119	120	-1%
Other assets	112	90	24%
Total assets	$5,671	$5,954	-5%
Liabilities and Equity
Current liabilities:
Accounts payable	$173	$215	-20%
Accrued royalties	1,087	1,132	-4%
Accrued liabilities	296	243	22%
Accrued interest	58	60	-3%
Deferred revenue	206	219	-6%
Current portion of long-term debt	13	13	0%
Other current liabilities	24	3	-
Total current liabilities	$1,857	$1,885	-1%
Long-term debt	2,981	3,017	-1%
Deferred tax liabilities, net	352	383	-8%
Other noncurrent liabilities	242	279	-13%
Total liabilities	$5,432	$5,564	-2%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	0%
Accumulated deficit	(740)	(649)	14%
Accumulated other comprehensive loss, net	(167)	(108)	55%
Total Warner Music Group Corp. equity	$221	$371	-40%
Noncontrolling interest	18	19	-5%
Total equity	239	390	-39%
Total liabilities and equity	$5,671	$5,954	-5%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Twelve Months Ended September 30, 2015 versus September 30, 2014
(dollars in millions)

	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014
	(unaudited)	(unaudited)
Net cash provided by operating activities	$104	$89
Net cash used in investing activities	(16)	(63)
Net cash used in financing activities	(4)	(6)
Effect of foreign currency exchange rates on cash and equivalents	(6)	(5)
Net increase in cash and equivalents	$78	$15

	For the Twelve Months Ended September 30, 2015	For the Twelve Months Ended September 30, 2014
	(audited)	(audited)
Net cash provided by operating activities	$222	$130
Net cash used in investing activities	(95)	(155)
Net cash (used in) provided by financing activities	(19)	37
Effect of foreign currency exchange rates on cash and equivalents	(19)	(10)
Net increase in cash and equivalents	$89	$2

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three and Twelve Months Ended September 30, 2015 versus September 30, 2014
(dollars in millions)

	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	% Change
	(unaudited)	(unaudited)
OIBDA	$113	$107	6%
Depreciation expense	(12)	(16)	25%
Amortization expense	(64)	(67)	5%
Operating income	$37	$24	54%
Interest expense, net	(45)	(46)	2%
Other expense, net	(9)	(1)	-
Loss before income taxes	$(17)	$(23)	26%
Income tax expense	(6)	(1)	-
Net loss	$(23)	$(24)	4%
Less: Income attributable to noncontrolling interest	-	(2)	100%
Net loss attributable to Warner Music Group Corp.	$(23)	$(26)	12%
Operating income margin	4.9%	3.1%
OIBDA margin	15.1%	13.9%

	For the Twelve Months Ended September 30, 2015	For the Twelve Months Ended September 30, 2014	% Change
	(unaudited)	(unaudited)
OIBDA	$436	$340	28%
Depreciation expense	(54)	(55)	2%
Amortization expense	(255)	(266)	4%
Operating income	$127	$19	-
Loss on extinguishment of debt	-	(141)	100%
Interest expense, net	(181)	(203)	11%
Other expense, net	(21)	(4)	-
Loss before income taxes	$(75)	$(329)	77%
Income tax (expense) benefit	(13)	26	-
Net loss	$(88)	$(303)	71%
Less: Income attributable to noncontrolling interest	(3)	(5)	40%
Net loss attributable to Warner Music Group Corp.	$(91)	$(308)	70%
Operating income margin	4.3%	0.6%
OIBDA margin	14.7%	11.2%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Twelve Months Ended September 30, 2015 versus September 30, 2014
(dollars in millions)

	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$37	$24	54%
Depreciation and amortization expense	(76)	(83)	8%
Total WMG OIBDA	$113	$107	6%
Operating income margin	4.9%	3.1%
OIBDA margin	15.1%	13.9%

Recorded Music operating income - GAAP	$21	$4	-
Depreciation and amortization expense	(56)	(60)	7%
Recorded Music OIBDA	$77	$64	20%
Recorded Music operating income margin	3.3%	0.6%
Recorded Music OIBDA margin	12.2%	9.9%

Music Publishing operating income - GAAP	$41	$49	-16%
Depreciation and amortization expense	(17)	(19)	11%
Music Publishing OIBDA	$58	$68	-15%
Music Publishing operating income margin	33.3%	37.7%
Music Publishing OIBDA margin	47.2%	52.3%

	For the Twelve Months Ended September 30, 2015	For the Twelve Months Ended September 30, 2014	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$127	$19	-
Depreciation and amortization expense	(309)	(321)	4%
Total WMG OIBDA	$436	$340	28%
Operating income margin	4.3%	0.6%
OIBDA margin	14.7%	11.2%

Recorded Music operating income - GAAP	$151	$31	-
Depreciation and amortization expense	(228)	(236)	3%
Recorded Music OIBDA	$379	$267	42%
Recorded Music operating income margin	6.0%	1.2%
Recorded Music OIBDA margin	15.2%	10.6%

Music Publishing operating income - GAAP	$77	$94	-18%
Depreciation and amortization expense	(69)	(72)	4%
Music Publishing OIBDA	$146	$166	-12%
Music Publishing operating income margin	16.0%	18.2%
Music Publishing OIBDA margin	30.3%	32.1%

Adjusted Operating Income, Adjusted OIBDA and Adjusted Net Loss

Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss) is operating income, OIBDA and net loss, respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 6 below.  We use Adjusted operating income, Adjusted OIBDA and Adjusted net loss to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income, OIBDA and net loss attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Twelve Months Ended September 30, 2015 versus September 30, 2014
(dollars in millions)

For the Three Months Ended September 30, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$37	$21	$41	$113	$77	$58	$(23)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	1	1	-	1	1	-	1
PLG Restructuring Expense	-	-	-	-	-	-	-
Cost-Savings Initiatives	7	7	-	7	7	-	7
Corporate Headquarters Consolidation	-	-	-	-	-	-	-
Adjusted Results	$45	$29	$41	$121	$85	$58	$(15)

Adjusted Margin	6.0%	4.6%	33.3%	16.1%	13.5%	47.2%

For the Three Months Ended September 30, 2014
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$24	$4	$49	$107	$64	$68	$(24)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	8	8	-	8	8	-	8
PLG Restructuring Expense	8	8	-	8	8	-	8
Corporate Headquarters Consolidation	-	-	-	-	-	-	-
Adjusted Results	$40	$20	$49	$123	$80	$68	$(8)

Adjusted Margin	5.2%	3.1%	37.7%	16.0%	12.4%	52.3%

For the Twelve Months Ended September 30, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$127	$151	$77	$436	$379	$146	$(88)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	5	5	-	5	5	-	5
PLG Restructuring Expense	2	2	-	2	2	-	2
Cost-Savings Initiatives	16	12	-	16	12	-	16
Corporate Headquarters Consolidation	6	-	-	6	-	-	6
Adjusted Results	$156	$170	$77	$465	$398	$146	$(59)

Adjusted Margin	5.3%	6.8%	16.0%	15.7%	15.9%	30.3%

For the Twelve Months Ended September 30, 2014
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$19	$31	$94	$340	$267	$166	$(303)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	59	59	-	59	59	-	59
PLG Restructuring Expense	50	50	-	50	50	-	50
Corporate Headquarters Consolidation	10	-	-	10	-	-	10
Adjusted Results	$138	$140	$94	$459	$376	$166	$(184)

Adjusted Margin	4.6%	5.5%	18.2%	15.2%	14.9%	32.1%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Twelve Months Ended September 30, 2015 versus September 30, 2014 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014	For the Three Months Ended September 30, 2014
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$262	$246	$246
Music Publishing	50	49	49
International revenue
Recorded Music	369	398	339
Music Publishing	73	81	68
Intersegment eliminations	(4)	(3)	(3)
Total Revenue	$750	$771	$699

Revenue by Segment:
Recorded Music
Physical	$156	$202	$181
Digital	306	275	254
Total Physical & Digital	462	477	435
Artist services & expanded-rights	97	94	83
Licensing	72	73	67
Total Recorded Music	631	644	585
Music Publishing
Performance	46	56	48
Mechanical	18	21	19
Synchronization	28	24	23
Digital	28	26	24
Other	3	3	3
Total Music Publishing	123	130	117
Intersegment eliminations	(4)	(3)	(3)
Total Revenue	$750	$771	$699

Total Digital Revenue	$333	$301	$278

	For the Twelve Months Ended September 30, 2015	For the Twelve Months Ended September 30, 2014	For the Twelve Months Ended September 30, 2014
	As reported	As reported	Constant
	(audited)	(audited)	(unaudited)

US revenue
Recorded Music	$980	$948	$948
Music Publishing	191	193	193
International revenue
Recorded Music	1,521	1,578	1,385
Music Publishing	291	324	283
Intersegment eliminations	(17)	(16)	(16)
Total Revenue	$2,966	$3,027	$2,793

Revenue by Segment:
Recorded Music
Physical	$767	$822	$752
Digital	1,145	1,103	1,038
Total Physical and Digital	1,912	1,925	1,790
Artist services & expanded-rights	301	332	295
Licensing	288	269	248
Total Recorded Music	2,501	2,526	2,333
Music Publishing
Performance	184	206	185
Mechanical	86	101	92
Synchronization	103	102	97
Digital	99	97	92
Other	10	11	10
Total Music Publishing	482	517	476
Intersegment eliminations	(17)	(16)	(16)
Total Revenue	$2,966	$3,027	$2,793

Total Digital Revenue	$1,239	$1,196	$1,126

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends, make prepayments of outstanding debt or fund any repurchases of our outstanding debt securities in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net (loss) income as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid for investments from “net cash provided by (used in) operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by (used in) operating activities.”

Figure 8. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Twelve Months Ended September 30, 2015 versus September 30, 2014
(dollars in millions)

	For the Three Months Ended September 30, 2015	For the Three Months Ended September 30, 2014
	(unaudited)	(unaudited)
Net cash provided by operating activities	$104	$89
Less: Capital expenditures	12	30
Less: Net cash paid for investments	4	33

Free Cash Flow	$88	$26

	For the Twelve Months Ended September 30, 2015	For the Twelve Months Ended September 30, 2014
	(unaudited)	(unaudited)
Net cash provided by operating activities	$222	$130
Less: Capital expenditures	63	76
Less: Net cash paid for investments	32	79

Free Cash Flow	$127	$(25)

###

Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com